UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2019

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Applied Optoelectronics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State or incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.

Sugar Land, TX 77478

(address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

30,000,000 RMB Credit Facility

On May 7, 2019, Global Technology, Inc. (“Global Technology”), a wholly owned subsidiary of Applied Optoelectronics, Inc. entered into a one-year credit facility totaling 30,000,000 RMB (the “¥30M Credit Facility”), with Shanghai Pudong Development Bank Co., Ltd., in Ningbo City, China (the “Bank”). Borrowing under the ¥30M Credit Facility will be used to repay the Company’s outstanding loans with China Construction Bank.

Borrowing under the ¥30M Credit Facility will mature on May 7, 2020 and will bear interest equal to the Bank’s published twelve (12) month prime loan rate in effect on the date of the draw, plus 0.2475%. As of the execution of the Credit Facility agreement, the Bank’s published 12 months prime loan rate is 4.32%. Under the ¥30M Credit Facility, Global Technology will make monthly payments of accrued interest; principal shall be repaid upon maturity.

Global Technology’s obligations under the ¥30M Credit Facility is unsecured. The agreement for the ¥30M Credit Facility also contains rights and obligations, representations and warranties, and events of default applicable to the Company that are customary for agreements of this type.

The foregoing description of the ¥30M Credit Facility do not purport to be a complete statement of the parties’ rights and obligations under the agreements and is qualified in its entirety by reference to the translation of the full text of the Working Capital Loan Contract which is attached as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated by reference herein.

2,000,000 USD Credit Facility

On May 8,2019, Global Technology also entered into a six-month credit facility totaling 2,000,000 USD (the “$2M Credit Facility”) with Bank. Borrowing under the $2M Credit Facility will be used to repay the Company’s outstanding loans with China Construction Bank and for general corporate purposes.

Borrowing under the $2M Credit Facility will mature on November 7, 2019 and will bear interest equal to the Bank’s published six (6) month LIBOR in effect on the date of the draw, plus 1.48%. As of the execution of the Credit Facility agreement, the Bank’s published 6 months LIBOR rate was 2.59438%. Under the $2M Credit Facility, Global Technology will make quarterly payments of accrued interest; principal shall be repaid upon maturity.

Global Technology’s obligations under the $2M Credit Facility is unsecured. The agreement for the $2M Credit Facility also contains rights and obligations, representations and warranties, and events of default applicable to the Company that are customary for agreements of this type.

The foregoing description of the $2M Credit Facility do not purport to be a complete statement of the parties’ rights and obligations under the agreements and is qualified in its entirety by reference to the translation of the full text of the Working Capital Loan Contract which is attached as Exhibit 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On May 10, 2019, Global Technology used a portion of the ¥30M Credit Facility and $2M Credit Facility to repay certain amounts outstanding under its 5-year revolving credit line with China Construction Bank (the “CCB Credit Line”), entered into on September 21, 2018.

Under the CCB Credit Line, the Company was allowed up to 129,000,000 RMB of borrowing capability for general corporate and capital investment purposes. Global repaid the total outstanding balances under the CCB Credit Line which amounted to 30,000,000 RMB and 1,224,387.28 USD. Upon repayment, Global Technology terminated the agreements associated with the CCB Credit Line. There were no penalties associated with either of the above mentioned early payments.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Amendment is incorporated by reference herein and made a part hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Translation of the Working Capital Loan Contract (RMB 30,000,000), between Global Technology, Inc. and Shanghai Pudong Development Bank Co., Ltd., dated May 7, 2019.
10.2	Translation of the Working Capital Loan Contract (USD 2,000,000),between Global Technology, Inc. and Shanghai Pudong Development Bank Co., Ltd., dated May 8, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2019	APPLIED OPTOELECTRONICS, INC.

	By:	/s/ David C. Kuo
	Name	David C. Kuo,
	Title:	General Counsel and Secretary

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